Exhibit 10.49

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”), dated as of July 16, 2010, is entered into by and between Gordmans Stores, Inc., a Delaware corporation (the “Company”) and Sun Capital Partners Management V, LLC, a Delaware limited liability company (the “Consultant”). The Company and Consultant are referred to herein as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Company filed a Form S-1 Registration Statement with the Securities and Exchange Commission on April 30, 2010 with the intent of making an initial public offering of shares as soon as practicable after the Registration Statement becomes effective (the “IPO”);

WHEREAS, after the IPO, the Company desires to receive consulting services from the Consultant and to obtain the benefit of the experience of the Consultant in business and financial management;

WHEREAS, after the IPO, the Consultant desires to provide consulting services to the Company pursuant to the terms of this Agreement; and

WHEREAS, the compensation arrangements set forth in this Agreement are designed to compensate the Consultant for providing such financial and management consulting services to the Company.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Company and the Consultant hereby agree as follows:

1.    Agreement; Term.

(a)    The Company and its direct and indirect subsidiaries (the “Subsidiaries”) have requested that the Consultant perform certain consulting services for the Company and the Subsidiaries. To the extent the Consultant performs such services for the Company and/or any Subsidiary, unless otherwise specified in writing, the terms and conditions by which the Consultant will provide such services are specified herein. The Parties agree and acknowledge that the Consultant shall have no obligation to perform any such services except as agreed to by the Consultant from time to time. The Parties currently contemplate that these services may include advice regarding improvements to the Company’s and/or the Subsidiaries’ financial reporting, accounting and management information systems.

(b)    It is expressly understood and agreed that the Consultant shall devote only so much time, and shall consult with and advise the officers and directors of the Company and/or any Subsidiary only to such extent and at such times and places as may be mutually agreed by the Company and/or such Subsidiary and the Consultant. The Consultant shall be free to provide similar services to such other business enterprises or activities as the Consultant may deem fit without any limitation or restriction whatsoever.

(c)    The term of this Agreement shall commence as of the completion of the IPO (the “Effective Date”) and shall terminate on the tenth (10th) anniversary of the Effective Date, and shall be extended automatically thereafter on a year-to-year basis; provided that the

Consultant may (in its sole discretion) elect in writing to terminate this Agreement at any time; provided, further that the Company may (in its sole discretion) elect in writing to terminate this Agreement if Sun Gordmans, LP and/or its affiliates’ aggregate ownership of the Company’s equity interests falls below ten percent (10%). Notwithstanding any other provisions hereof, (A) the Company’s obligation to pay amounts due with respect to periods prior to the termination hereof and (B) the provisions of Sections 3 through 21 hereof, in each case shall survive any termination of this Agreement.

2.    Compensation and Expenses.

(a)    Except as contemplated hereby or as approved by a majority of the Company’s Unaffiliated Directors (as defined below), the Company shall have no obligation to pay the Consultant and/or any of its affiliates (each, a “Consultant Affiliate”) any fees for the services rendered hereunder and all matters related thereto (the “Consulting Fees”). As used herein, the term “Unaffiliated Directors” shall mean the Company’s directors who are not employees of the Consultant and/or any Consultant Affiliate.

(b)    The Company shall reimburse the Consultant and/or any Consultant Affiliate from time to time at the request of the Consultant and/or any Consultant Affiliate for the cost of all reasonable out-of-pocket fees and expenses incurred by the Consultant and/or any Consultant Affiliate in the performance of the services rendered hereunder and all matters related thereto (the “Consultant Expenses”). Such out-of-pocket costs shall include the costs of any service providers, attorneys, accountants, investment bankers, management, restructuring, real estate or other consultants, or other similar agents, advisors, or representatives engaged by the Consultant or Consultant Affiliate for the Company’s or any Subsidiary’s benefit. For the avoidance of doubt, reimbursement of such Consultant Expenses shall not be conditioned on the approval of the Unaffiliated Directors and shall be in addition to any Consulting Fees payable hereunder.

(c)    The aforementioned Consulting Fees and Consultant Expenses (together, the “Fees”) will be payable promptly, but in no event more than fifteen (15) business days following the date which Consultant or any Consultant Affiliate submits to the Company an invoice for such fees and expenses (which may be more than once per month).

(d)    The Company agrees and acknowledges that certain Consultant Affiliates (including, without limitation, Sun Capital Partners Sourcing, LLC, Neuheim Lux Group Holding V, S.a.r.l., and certain restructuring consultants) may provide certain services to the Company and/or the Subsidiaries. For the avoidance of doubt, the fees and expense paid by the Company either (i) directly to such Consultant Affiliates for such services or (ii) to the Consultant or Consultant Affiliate as fee and expense reimbursement for the cost of operating such Consultant Affiliate shall be in addition to any Consulting Fee payable to the Consultant hereunder. All such services provided by a Consultant Affiliate shall be covered by the terms hereof and the Consultant and each Consultant Affiliate shall be considered a Consultant Indemnitee with respect to such services provided. The Company agrees that each Consultant Affiliate shall also be a third party beneficiary hereunder. For avoidance of doubt, when used herein, the term “affiliate” includes, without limitation, Sun Gordmans, LLC, Sun Capital Advisors, Inc. and any similar entities (it being understood and agreed that the failure to list any entity as an affiliate shall in no way suggest any entity is not an affiliate).

3.    Future Subsidiaries. At the request of any Consultant Indemnitee, the Company and each Subsidiary Guarantor shall cause and take all action needed such that any direct or indirect Subsidiary who is not a Subsidiary Guaranty hereto becomes a Subsidiary Guaranty and agrees to the terms hereof (including those set forth and contemplated by Sections 7 and 18) by duly executing and delivering a guaranty in the form attached hereto as Exhibit A.Relationship of the Parties. The Consultant is providing services hereunder as an independent contractor. Nothing in this Agreement shall be deemed to constitute the Parties hereto as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity, nor in any manner create any employer-employee or principal-agent relationship between the Company and/or any of the Subsidiaries on the one hand, and the Consultant or any of the Consultant’s members, managers, agents, sub-contractors, officers or employees on the other hand (notwithstanding the fact that the Company and the Consultant may have in common any officers, directors, stockholders, members, managers, employees, or other personnel).

4.    Directors and Officers. Nothing in this Agreement shall be construed to relieve the directors or officers of the Company or any of the Subsidiaries from the performance of their respective duties or limit the exercise of their powers in accordance with the Company’s or such Subsidiary’s, as applicable, charter, bylaws, operating agreement, other constituent documents, applicable law, or otherwise. The activities of the Company and each of the Subsidiaries shall at all times be subject to the control and direction of their respective directors, managers and officers. The Company and the Subsidiaries reserve the right to make all decisions with regard to any matter upon which the Consultant or any Consultant Affiliate has rendered its advice and consultation. The Parties expressly acknowledge and agree that the Consultant is being engaged by the Company to provide consulting services to the Company and the Subsidiaries, for which the Consultant will be compensated pursuant to the terms of this Agreement. The Consultant shall not, and shall have no authority to, control the Company or any of the Subsidiaries or the Company’s or any of the Subsidiaries’ day-to-day operations, whether through the performance of the Consultant’s duties hereunder or otherwise. Moreover, although the Company and/or any of the Subsidiaries may grant to the Consultant authority to sign, review or approve the Company’s and/or such Subsidiary’s checks, payments, expenditures, transfers and/or conveyances, any such grant of authority shall be made by the Company or such Subsidiary, as applicable, and accepted by the Consultant with the express understanding and limitation that the Consultant shall possess and exercise such authority solely in its capacity as a provider of consulting services pursuant to the terms of this Agreement and in no other capacity, and that no inference shall be drawn therefrom as to any ability of the Consultant to control the Company or such Subsidiary or the Company’s or such Subsidiary’s day-to-day operations or as to any liability or responsibility therefor. The Company’s and each of the Subsidiaries’ directors, managers, officers and employees shall retain all responsibility for the Company or such Subsidiary, as applicable, and its operations as and to the extent required by the Company’s or such Subsidiary’s charter, bylaws, operating agreement, other constituent documents, and applicable law.

5.    Limitation of Liability. Neither the Consultant nor any of its affiliates, nor any of their respective past, current or future members, managers, partners, directors, officers, employees, agents and/or controlling persons, nor any successor by operation of law (including by merger) of any such person, nor any entity that acquires all or substantially all of the assets of any such person in a single transaction or series of related transactions (all of the foregoing, collectively, the “Consultant Indemnitees”) shall be liable to the Company or any of the

Subsidiaries or affiliates or any of the security holders or creditors of the Company or any of its affiliates for (a) any damage, loss, liability, deficiency, diminution in value, action, suit, claim, proceeding, investigation, audit, demand, assessment, fine, judgment, cost or other expense (including, without limitation, legal fees and expenses) (collectively “Liabilities”) directly or indirectly (whether direct or indirect, in contract or tort or otherwise) arising out of, related to, caused by, based upon or in connection with the performance of services contemplated by this Agreement unless such Liability shall be proven to result directly and primarily from the willful misconduct of such person or (b) any Outside Activities (as defined in Section 17 below). The Consultant makes no representations or warranties, express or implied, in respect of the services provided by any Consultant Indemnitee. In no event will any Consultant Indemnitee be liable to the Company or any of the Subsidiaries or affiliates or any of the security holders or creditors of the Company or any of its affiliates (i) for any special, indirect, punitive, incidental or consequential damages, including, without limitation, loss of profits or savings or lost business, whether or not such damages are foreseeable or such Consultant Indemnitee has been advised of the possibility of such damages or (ii) in respect of any Liabilities relating to any third party claims (whether based in contract, tort or otherwise), except as set forth in Section 6 below. Under no circumstances will the aggregate of any and all Liabilities of the Consultant Indemnitees exceed the aggregate of the fees actually paid to the Consultant hereunder.

6.    Indemnification; Advancement. The Company and the Subsidiaries shall jointly and severally reimburse, defend, indemnify and hold the Consultant Indemnitees, and each of them, harmless from and against any Liabilities arising out of, related to, caused by, based upon or in connection with (a) any act or omission of, or on behalf of, the Company, any of the Subsidiaries, the Consultant or any of the Consultant Indemnitees, except to the extent proven to result directly and primarily from the willful misconduct of the person seeking indemnification, or (b) any act or omission made at the direction of the Company or any of the Subsidiaries (collectively, the items in (a) and (b) above, “Claims”). The Company, the Subsidiaries and any of their affiliates shall jointly and severally defend at their own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company, any of the Subsidiaries or any of their affiliates, or any Consultant Indemnitee or in which any Consultant Indemnitee may be impleaded with others upon any Claims, or upon any matter, directly or indirectly arising out of, related to, caused by, based upon or in connection with this Agreement or the performance (or failure of performance) hereof by any Consultant Indemnitee. Reasonable expenses incurred by a Consultant Indemnitee entitled to be indemnified under this Section 7 who was, is or is threatened to be made subject to a Claim shall be paid by the Company in advance of the final disposition of the Claim upon receipt of an undertaking by or on behalf of such Consultant Indemnitee to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company and the Subsidiaries. The Company and each Subsidiary who is a guarantor hereto (a “Subsidiary Guarantor”) hereby acknowledges that the Consultant Indemnities have certain rights to advancement and/or indemnification by certain affiliates of Sun Capital Partners, Inc. (collectively, the “Fund Indemnitors”). The Company and each Subsidiary Guarantor hereby agrees that the Company and each Subsidiary Guarantor is the indemnitor of first resort (i.e., its obligations to the Consultant Indemnitees are primary and those of the Fund Indemnitors are secondary), that the Company and each Subsidiary Guarantor shall be liable for the full amount of payments of indemnification required by any organizational document of such entity or any agreement to which such entity is a party, and that the Company and each Subsidiary Guarantor irrevocably and unconditionally waives any claims against the Fund Indemnitors for contribution, subrogation, exoneration, reimbursement or any other recovery of any kind for which it is liable pursuant to any organizational document or agreement including this Agreement. The Company and each Subsidiary Guarantor further agrees that no payment for indemnification by the Fund Indemnitors on behalf of any Indemnified Party with respect to any claim for which an Indemnified Party has sought payment from it shall affect the foregoing, and the Fund Indemnitors, to the extent of such payment, shall be subrogated to all of the rights of recovery of such Indemnified Party against it.

7.    Notices. All notices, requests, demands and other communications permitted or required to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed conclusively to have been given (i) when personally delivered, (ii) when sent by facsimile (with hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non-business day), (iii) when sent by electronic mail (with hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non-business day), (iv) one (1) business day after being sent by reputable overnight express courier (charges prepaid), or (v) three (3) business day following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, requests, demands and communications to the Parties shall be sent to the addresses indicated below:

If to the Company:

Gordmans Stores, Inc.

12100 West Center Road

Omaha, NE 68144

Attention: Jeff Gordman, Chief Executive Officer

Facsimile: (402) 691-4269

E-mail: jeff.gordman@gordmans.com

With a mandatory copy (which shall not constitute notice to the Company) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Douglas C. Gessner, P.C. and Jeffrey A. Fine, P.C.

Facsimile: (312) 862-2200

E-mail: douglas.gessner@kirkland.com and

jeffrey.fine@kirkland.com

If to the Consultant:

Sun Capital Partners Management V, LLC

c/o Sun Capital Partners, Inc.

5200 Town Center Circle, Suite 600

Boca Raton, FL 33486

Attention: C. Deryl Couch, Jason H. Neimark and Brian Urbanek

Facsimile: (561) 394-0540

E-mail: dcouch@suncappart.com, jneimark@suncappart.com and

burbanek@suncappart.com

With a mandatory copy (which shall not constitute notice to the Consultant) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Douglas C. Gessner, P.C. and Jeffrey A. Fine, P.C.

Facsimile: (312) 862-2200

E-mail: douglas.gessner@kirkland.com and

jeffrey.fine@kirkland.com

8.    Assignment; Successors and Assigns. This Agreement and the rights, duties and obligations of the Company and the Subsidiaries hereunder may not be assigned or delegated by the Company or any Subsidiary without the prior written consent of the Consultant. All covenants, promises and agreements by or on behalf of the Parties contained in this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns.

9.    Amendments. No modification, amendment, supplement or supplement of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Consultant and the Company. No waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the waiving Party.

10.    Applicable Law; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law or choice of law that would compel the application of the substantive laws of any other jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

11.    Section Headings. The headings of each section are contained herein for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

12.    Entire Agreement. This Agreement sets forth the entire agreement of the Parties hereto with regard to the subject matter hereof and supersedes and replaces all prior agreements, understandings and representations, oral or written, with regard to such matters.

13.    Severability. If any provision of this Agreement or application thereof under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

14.    Electronic Delivery; Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto, each other Party hereto or thereto shall re-execute the original form of this Agreement and deliver such form to all other Parties. No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

15.    Further Assurances. Each Party hereto agrees to use all reasonable efforts to obtain all consents and approvals, and to do all other things, necessary for the transactions contemplated by this Agreement. The Parties agree to take such further action and to deliver or cause to be delivered any additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby.

16.    Attorneys’ Fees. If any action at law or in equity is necessary or desirable to enforce or interpret the terms of this Agreement, to protect the rights obtained hereunder, or where any provision hereof is validly asserted as a defense, then the Consultant shall be entitled to recover from the Company and/or from any Subsidiary its reasonable attorneys’ fees incurred in connection therewith, including attorneys’ fees on appeal, and all costs and disbursements, in addition to any other available relief or remedy to which it may be entitled.

17.    Outside Activities. The Company and each Subsidiary Guarantor hereby acknowledges and agrees that one or more of the Consultant Indemnitees have had, and from time to time may have, outside activities or interests that conflict or may conflict with the best interests of the Company, any Subsidiary or any of their affiliates (collectively, “Outside Activities”), including (without limitation) investment opportunities or investments in, ownership of, or participation in entities that are or could be complementary to, or competitive with, the Company, any Subsidiary or any of their affiliates or for which the Company or its Subsidiaries or affiliates could have an expectancy, interest or desire to engage. The Company and each Subsidiary Guarantor hereby approves and consents to all such Outside Activities, and no Consultant Indemnitee shall be liable to the Company, any Subsidiary or any of their affiliates for breach of any duty (contractual or otherwise), including without limitation any fiduciary duties, by reason of any such activities or of such person’s participation therein. No Consultant Indemnitee shall have any duty to communicate or offer any opportunity or the existence of any Outside Activities to the Company, its Subsidiaries or its affiliates, and no Consultant Indemnitee shall have any duty to refrain therefrom (directly, indirectly or through any assignee or transferee). In the event that any Consultant Indemnitee acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company, any Subsidiary or any of their affiliates, on the one hand, and any Consultant Indemnitee, on the other hand, or any other person, no Consultant Indemnitee shall have any duty (contractual or otherwise), including without limitation any fiduciary duties, to communicate, present or offer such corporate opportunity to the Company or such Subsidiary or affiliate and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or such Subsidiary or affiliate for breach of any duty (contractual or otherwise), including, without limitation any fiduciary duties, by reason of the fact that any Consultant Indemnitee directly or indirectly pursued or acquired such opportunity for itself, directed such opportunity to another person, or did not present or communicate such opportunity to the Company or such Subsidiary or affiliate, even though such corporate opportunity may be of a character that, if presented to the Company or such Subsidiary or affiliate, could be taken by the Company or such Subsidiary or affiliate, as applicable. The Company and each Subsidiary Guarantor hereby renounces any interest, right, or expectancy in, or in being offered an opportunity to participate in, any such opportunity not offered to it by any Consultant Indemnitee to the fullest extent permitted by law, including pursuant to §122(17) of the General Corporation Law of the State of Delaware.

18.    Intellectual Property. The Consultant shall retain all forms of legal rights and protections in any country of the world, including all right, title and interest arising under common and statutory law, in and to all: (a) letters patents, provisional patents, design patents, patent cooperation treaty filings and other rights to inventions or designs; (b) trade secret and equivalent rights in confidential or proprietary information and know-how; (c) copyrights, mask works, moral rights or other literary property or authors’ rights; (d) rights regarding trade names, logos, domain names, URLs, trademarks, service marks and other proprietary indicia or addresses and all goodwill associated therewith; (e) any similar, corresponding or equivalent rights relating to intangible intellectual property; and (f) all applications, registrations, issuances, divisions, continuations, renewals, reissuances and extensions of the foregoing, in each of the clauses (a) through (f) above in and to any work product or deliverables created for, or provided to, the Company or any Subsidiary under this Agreement or otherwise developed in connection with the services provided hereunder (collectively, the “Consultant Owned Materials”); provided that the Consultant Owned Materials shall not include any of the foregoing to the extent created exclusively for, and provided exclusively to, the Company or any Subsidiary under the Agreement. The Consultant has no obligation to provide any Consultant Owned Materials to the Company or any Subsidiary, but if the Consultant does so provide any Consultant Owned Materials to the Company or any Subsidiary, then the Consultant hereby grants to the Company and any such Subsidiary, a revocable, non-transferable and non-sublicensable, worldwide royalty-free, nonexclusive license, during the term of this Agreement, to copy, use and distribute such Consultant Owned Materials solely in connection with the use of the services by the Company or any such Subsidiary contemplated by this Agreement.

19.    Construction. The construction of this Agreement shall not take into consideration the Party who drafted or whose representative drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document.

20.    Review by Board. Each of the Company and each Subsidiary represent and warrant to each Consultant Indemnitee that its board of directors or similar governing body has reviewed the terms of this Agreement, including Sections 7 and 18 and approved, consented to and ratified all provisions contained therein. The Company and each Subsidiary Guarantor agrees to take, and cause its direct and indirect Subsidiaries and affiliates to take, all action requested by any Consultant Indemnitee such that such Consultant Indemnitee receives the full benefit contemplated by the terms hereof (including those set forth and contemplated by Sections 7 and 18).

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IN WITNESS WHEREOF, the Parties have executed this Consulting Agreement as of the date first above written.

SUN CAPITAL PARTNERS MANAGEMENT V, LLC

By:	/s/ Michael McConvery
Name:	Michael McConvery
Title:	Vice President and Asst. Secretary

GORDMANS STORES, INC.

By:	/s/ Jeff Gordman
Name:	Jeff Gordman
Title:	President and CEO

Signature Page to Consulting Agreement

GUARANTY

THIS GUARANTY, dated as of July 16, 2010, is executed and delivered pursuant to that certain Consulting Agreement (the “Consulting Agreement”), dated as of July 16, 2010, by and between Gordmans Stores, Inc., a Delaware corporation (the “Company”) and Sun Capital Partners Management V, LLC, a Delaware limited liability company (the “Consultant”). Capitalized terms not otherwise defined in this Guaranty have the meanings ascribed to them in the Consulting Agreement.

In consideration of the Consultant’s execution and delivery of the Consulting Agreement and its agreement to perform the transactions contemplated hereby, and as a material inducement to such execution, delivery and performance, each of the undersigned hereby guarantees (jointly and severally with any other guarantors under the Consulting Agreement) any payments owed by the Company to the Consultant pursuant to this Agreement. Each of the undersigned agrees that no formal change, amendment, modification or waiver of any terms or condition hereof, no extension in whole or in part of the time for the performance by the Consultant of any of its obligations hereunder, and no settlement, compromise, release, surrender, modification or impairment of, or exercise or failure to exercise any claim, right or remedy of any kind or nature in connection herewith, shall affect, impair or discharge, in whole or in part, the liability of the undersigned for the full, prompt and unconditional performance of the obligations of the Company under the Consulting Agreement. The obligations of each of the undersigned hereunder are absolute and unconditional, irrespective of any circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. The liability of each of the undersigned shall be direct and not conditional or contingent on the pursuit of remedies against the Company. The Consultant may at its option proceed in the first instance against any of the undersigned to collect any amount owed hereunder without first proceeding against the Company. The guarantee of the undersigned shall be a continuing guarantee, and the above consent and waiver of the undersigned shall remain in full force and effect until the obligations of the Company hereunder are discharged and paid in full. Each of the undersigned agrees to pay all costs, fees and expenses (including reasonable attorneys’ fees and all disbursements) incurred by the Consultant in collecting or enforcing the undersigned’s obligations hereunder.

GORDMANS MANAGEMENT COMPANY, INC.		GORDMANS DISTRIBUTION COMPANY, INC.

By:	/s/ Jeff Gordman	By:	/s/ Jeff Gordman
Name:	Jeff Gordman	Name:	Jeff Gordman
Title:	President and CEO	Title:	President and CEO

EXHIBIT A

FORM OF SUBSIDIARY GUARANTY

THIS GUARANTY, dated as of [                    ,             ], is executed and delivered pursuant to that certain Consulting Agreement (the “Consulting Agreement”), dated as of July 16, 2010, by and between Gordmans Stores, Inc., a Delaware corporation (the “Company”) and Sun Capital Partners Management V, LLC, a Delaware limited liability company (the “Consultant”). Capitalized terms not otherwise defined in this Guaranty have the meanings ascribed to them in the Consulting Agreement.

In consideration of the Consultant’s execution and delivery of the Consulting Agreement and its agreement to perform the transactions contemplated hereby, and as a material inducement to such execution, delivery and performance, each of the undersigned hereby guarantees (jointly and severally with any other guarantors under the Consulting Agreement) any payments owed by the Company to the Consultant pursuant to this Agreement. The undersigned agrees that no formal change, amendment, modification or waiver of any terms or condition hereof, no extension in whole or in part of the time for the performance by the Consultant of any of its obligations hereunder, and no settlement, compromise, release, surrender, modification or impairment of, or exercise or failure to exercise any claim, right or remedy of any kind or nature in connection herewith, shall affect, impair or discharge, in whole or in part, the liability of the undersigned for the full, prompt and unconditional performance of the obligations of the Company under the Consulting Agreement. The obligations of the undersigned hereunder are absolute and unconditional, irrespective of any circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. The liability of the undersigned shall be direct and not conditional or contingent on the pursuit of remedies against the Company. The Consultant may at its option proceed in the first instance against the undersigned to collect any amount owed hereunder without first proceeding against the Company. The guarantee of the undersigned shall be a continuing guarantee, and the above consent and waiver of the undersigned shall remain in full force and effect until the obligations of the Company hereunder are discharged and paid in full. The undersigned agrees to pay all costs, fees and expenses (including reasonable attorneys’ fees and all disbursements) incurred by the Consultant in collecting or enforcing the undersigned’s obligations hereunder.

[NAME OF SUBSIDIARY]

By:
Name:
Title: